As filed with the Securities and Exchange Commission on May 8, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MOBIA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		20-8573833
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
2802 Flintrock Trace, Suite 226 Austin, TX 78738 (855) 628-9375
(Address of Principal Executive Offices)
2007 Stock Option Plan
2022 Equity Incentive Plan
2026 Incentive Award Plan
2026 Employee Stock Purchase Plan
(Full Title of the Plans)

Richard Foust
President and Chief Executive Officer
Mobia Medical, Inc.
2802 Flintrock Trace, Suite 226
Austin, TX 78738
(855) 628-9375
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

Chase Leavitt Mobia Medical, Inc. 2802 Flintrock Trace, Suite 226 Austin, Texas 78738 (855) 628-9375	B. Shayne Kennedy J. Ross McAloon Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 755-8181

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plans are granted, exercised and/or distributed.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
In this registration statement, Mobia Medical, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”
Item 3. Incorporation of Documents by Reference.
The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:
(a)The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, dated May 7, 2026, relating to the registration statement on Form S-1, as amended (Registration No. 333-295160); and
(b)The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-43275), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 7, 2026, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 4. Description of Securities.
See the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form S-1, as amended (Registration No. 333-295160).
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the Delaware General Corporation Law) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee, or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article 8 of the registrant’s amended and restated certificate of incorporation provides for indemnification by the registrant of its directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duties as a director or an officer, except for liability for: (i) any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) in the case of directors, for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions; (iv) any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.
The registrant has entered into indemnification agreements with each of its directors and officers to provide these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections.
The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the registrant with respect to payments that may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Form of Amended and Restated Certificate of Incorporation	S-1/A	333-295160	3.2	5/4/2026
3.2	Form of Amended and Restated Bylaws	S-1	333-295160	3.4	4/17/2026
4.1	Specimen stock certificate evidencing the shares of common stock	S-1	333-295160	4.3	4/17/2026
5.1	Opinion of Latham & Watkins LLP					X
10.1	2007 Stock Option Plan, as amended	S-1	333-295160	10.2	4/17/2026
10.1.1	Form of Stock Option Agreement under the 2007 Stock Option Plan, as amended	S-1	333-295160	10.2.1	4/17/2026
10.2	2022 Equity Incentive Plan, as amended	S-1	333-295160	10.3	4/17/2026
10.2.1	Form of Stock Option Agreement under the 2022 Equity Incentive Plan, as amended	S-1	333-295160	10.3.1	4/17/2026
10.2.2	Form of Restricted Stock Purchase Agreement under the 2022 Equity Incentive Plan, as amended	S-1	333-295160	10.3.2	4/17/2026
10.3	2026 Incentive Award Plan					X
10.3.1	Form of Option Award Agreement under the 2026 Incentive Award Plan					X
10.3.2	Form of Restricted Stock Unit Award Agreement under the 2026 Incentive Award Plan					X
10.4	2026 Employee Stock Purchase Plan					X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (see signature page)					X
107	Calculation of Filing Fee Table					X
Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 8, 2026.

MOBIA MEDICAL, INC.

By:	/s/ Richard Foust
Richard Foust
President & Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Mobia Medical, Inc., hereby severally constitute and appoint Richard Foust and Nelson Bunker Curnes, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Richard Foust	President & Chief Executive Officer and Director (principal executive officer)	May 8, 2026
Richard Foust

/s/ Nelson Bunker Curnes	Chief Financial Officer (principal financial and accounting officer)	May 8, 2026
Nelson Bunker Curnes

/s/ Dana G. Mead, Jr.	Chairperson	May 8, 2026
Dana G. Mead, Jr.

/s/ Maxwell Bikoff	Director	May 8, 2026
Maxwell Bikoff

/s/ William Harrington	Director	May 8, 2026
William Harrington

/s/ Cynthia Lucchese	Director	May 8, 2026
Cynthia Lucchese

/s/ Casey Tansey	Director	May 8, 2026
Casey Tansey
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